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                              CONSENT OF COUNSEL



        The undersigned hereby consents to the use of our name, and the statement with respect to us appearing under the heading "Experts" included in the Registration Statement. We further consent to the incorporation by reference of this consent pursuant to Rule 439(b) under the Securities Act of 1933, as amended (the "Securities Act"), into any subsequent registration statement for the same offering that may be filed pursuant to Rule 462(b) under the Securities Act.
                                                /s/ Fenwick & West LLP
                                                FENWICK & WEST LLP



Washington, D.C.
March 11, 1997